UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021

CHENIERE ENERGY PARTNERS, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CQP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 25, 2021, Cheniere Energy Partners, L.P. (the “Partnership”) and each of Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, LLC, Sabine Pass LNG, L.P., Sabine Pass Tug Services, LLC, Cheniere Creole Trail Pipeline, L.P. and Cheniere Pipeline GP Interests, LLC, as guarantors, entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $1.5 billion aggregate principal amount of its 4.000% Senior Notes due 2031 (the “2031 Notes”).

The Purchase Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing and indemnification obligations of the Partnership and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain Initial Purchasers and their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to the Partnership in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 8.01	Other Events.

On February 25, 2021, the Partnership issued a press release announcing that it intended to offer, subject to market and other conditions, the 2031 Notes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On February 25, 2021, the Partnership issued a press release announcing that it had commenced a cash tender offer and consent solicitation (the “Tender Offer”) on the terms and subject to the conditions set forth in the Partnership’s Offer to Purchase and Consent Solicitation Statement, dated February 25, 2021, for up to $1.0 billion in aggregate principal amount of its outstanding 5.250% Senior Notes due 2025 (the “2025 Notes”). The Partnership also announced that it intended to issue a conditional notice of redemption for a portion of the 2025 Notes less any amounts tendered in connection with the Tender Offer at a redemption price of 102.625% plus accrued and unpaid interest thereon to the redemption date. In addition, assuming the execution and delivery of the supplemental indenture, the Partnership announced it currently intends, in accordance with the terms and conditions of the indenture, as may be amended, to deliver a notice of redemption to the holders of any outstanding 2025 Notes on the early settlement date, if any, although the Partnership has no legal obligation to do so and the selection of any particular redemption date is in the Partnership’s discretion. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

On February 25, 2021, the Partnership issued a press release announcing that it had upsized and priced its previously announced offering of the 2031 Notes. A copy of the press release is attached as Exhibit 99.3 to this report and incorporated herein by reference.

On February 25, 2021, the Partnership issued a press release announcing that it had amended its earlier announced Tender Offer in respect of the 2025 Notes to eliminate the tender cap and extend the offer to purchase any and all of the outstanding $1.5 billion aggregate principal amount of the 2025 Notes. The Partnership also announced that had it issued a conditional notice of redemption for any and all of the 2025 Notes less any amounts tendered in connection with the Tender Offer. The 2025 Notes will be redeemed in accordance with the indenture governing the 2025 Notes, which provides for a redemption price equal to 102.625% plus accrued and unpaid interest thereon to the redemption date. The foregoing does not constitute a notice of redemption with respect to the 2025 Notes. A copy of the press release is attached as Exhibit 99.4 to this report and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the 2031 Notes, it does not constitute an offer to purchase, or a solicitation of an offer to sell, the 2025 Notes and it shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Purchase Agreement, dated as of February 25, 2021, among Cheniere Energy Partners, L.P., the guarantors party thereto and J.P. Morgan Securities LLC.

99.1*	Press Release, dated February 25, 2021, entitled “Cheniere Partners Announces Offering of $1.0 billion Senior Notes due 3031.”

99.2*	Press Release, dated February 25, 2021, entitled “Cheniere Partners Announces Cash Tender Offer and Consent Solicitation.”

99.3*	Press Release, dated February 25, 2021, entitled “Cheniere Partners Announces Upsize and Pricing of $1.5 billion Senior Notes due 3031.”

99.4*	Press Release, dated February 25, 2021, entitled “Cheniere Partners Announces Upsize in Previously Announced Tender Offer.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

Dated: February 26, 2021	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Senior Vice President and Chief Financial Officer

4